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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                              __________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):                            November 3, 1999



                            MATRIX SERVICE COMPANY
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Delaware                     0-18716               73-1352174
       ------------------         --------------------      --------------
         (State or other             (File Number)          (IRS Employer
         jurisdiction of                                  Identification No.)
          incorporation)


   10701 E. Ute Street,  Tulsa, Oklahoma                              74136
   --------------------------------------                            -------
 (Address of principal executive offices)                           (Zip Code)



Registrant's telephone number,
including area code                                               (918) 838-8822
                                                                  --------------

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Item 5. Other Events

     On November 3, 1999, Matrix Service Company (the "Company") announced the declaration of a dividend distribution of one right (a "Right") for each share of Common Stock, par value $.01 per share (the "Common Shares"), of the Company outstanding at the close of business on November 12, 1999 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of November 2, 1999 (the "Rights Agreement"), between the Company and UMB Bank, N.A., as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered by the Company after the Record Date will also be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

Item 7.   Financial Statements and Exhibits.

     Exhibits:

     The Exhibits to this report are listed in the Index to Exhibits set forth elsewhere herein.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               MATRIX SERVICE COMPANY



Dated: November 4, 1999                        By:  /s/ Micheal J. Hall
                                                    ---------------------------
                                                    Micheal J. Hall
                                                    Vice President and
                                                    Chief Financial Officer

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                               INDEX TO EXHIBITS


       EXHIBIT
       NUMBER       Description
       ------       -----------

          1 Rights Agreement (including a Form of Certificate of Designation of Series B Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

          2         Press release, dated November 3, 1999

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